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                                                                    Exhibit 23.1



We hereby consent to the use of our audit report dated August 19, 1996, with respect to the combined financial statements of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid-Atlantic Inc., and Allied Waste Management, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated July 2, 1996 (as amended on Forms 8-K/A dated September 16, 1996), both filed with the Securities and Exchange Commission.

Additionally, we also consent to the incorporation by reference of the above mentioned reports in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4,
1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration on Form S-8 (Registration No. 33-45250, filed on January 27, 1992) and the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996) of Eastern Environmental Services, Inc.


                                                /s/ B.J. Klinger & Company, P.C.
                                                --------------------------------


Great Neck, New York
Date:  June 3, 1997